EXHIBIT 99.2

SETTLEMENT AGREEMENT

This Settlement Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, this “Agreement”), dated as of August 3, 2015, is entered into by and among (i) Endeavour International Corporation (“EIC” or the “Company”), Endeavour Operating Corporation (“EOC”) and Endeavour Colorado Corporation (“Endeavour Colorado”) and, collectively with EIC and EOC, the “Endeavour Parties”), (ii) the undersigned beneficial holders, or investment advisors or managers for the account of beneficial holders (the “First Priority Noteholders”) of the 12% First Priority Notes due 2018 (the “First Priority Notes”) issued by EIC, and (iii) the undersigned beneficial holders, or investment advisors or managers for the account of beneficial holders (the “EEUK Term Loan Lenders”) of indebtedness under the EEUK Credit Agreement (as defined below). The Endeavour Parties, the First Priority Noteholders and the EEUK Term Loan Lenders are referred to herein collectively as the “Parties” and individually as a “Party.”

WHEREAS, on October 10, 2014, each of EIC, EOC, Endeavour Colorado, END Management Company, Endeavour Energy New Ventures Inc. and Energy Luxembourg S.à.r.l. (collectively, the “Debtors”) filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), and these cases are being jointly administered for procedural purposes only under Case No. 14-12308 (KJC) (collectively, the “Bankruptcy Cases”).

WHEREAS, on December 11, 2014, the United States Trustee for the District of Delaware, pursuant to section 1102(a)(1) of the Bankruptcy Code, appointed an official committee of unsecured creditors (the “UCC”) in the Bankruptcy Cases Docket No. 219.

WHEREAS, on April 10, 2015, the UCC filed The Official Committee of Unsecured Creditors Objection to the Claims of the EEUK Secured Parties Docket No. 547 (the “UCC Objection”) and, on April 10, 2015, the UCC filed the Motion of Official Committee of Unsecured Creditors for Entry of an Order Granting Derivative Standing and Authority to Prosecute and Settle Claims on Behalf of the Debtors’ Estates Docket No. 545, attaching a proposed complaint thereto (the “Standing Motion” and, together with the UCC Objection, the “UCC Pleadings”).

WHEREAS, on April 29, 2015, the Debtors filed a motion (the “Sale Motion”) to sell their U.S. assets (the “U.S. Sale Transactions”) Docket No. 600 and, on May 20, 2015, the Bankruptcy Court entered an order approving certain bidding and other procedures in connection with the U.S. Sale Transactions Docket No. 668, including scheduling a hearing (the “Sale Hearing”) to approve the U.S. Sale Transactions.

WHEREAS, contemporaneously with the execution of this Agreement, the Debtors filed a motion seeking entry of an order of the Bankruptcy Court (the “Approval and Release Order”) approving (a) that certain asset purchase agreement (the “Asset Purchase Agreement”), attached as “Exhibit A” to the motion, dated August 3, 2015, by and among (i) Wells Fargo Bank, National Association, as trustee and collateral agent under the First Priority Notes (the “First Priority Notes Agent”), (ii) EIC, as the parent of EOC, (iii) EOC, as seller, and (iv) the First Priority Noteholders, whereby the parties have agreed, pursuant to section 363 of the Bankruptcy Code, to the sale, transfer and assignment of certain Purchased Assets (as defined in the Asset Purchase Agreement) to a newly-former purchaser (“NewCo”) and (b) the release of the claims and causes of action alleged in the UCC Pleadings (the “UCC Claims Release”).

WHEREAS, as of the date hereof, the First Priority Noteholders hold, in the aggregate, approximately 85% of the aggregate outstanding principal amount of the First Priority Notes issued by the Company under that certain Indenture, dated as of February 23, 2012, by and among the Company, as issuer, each of the guarantors named therein and Wells Fargo Bank, National Association, as trustee and collateral agent.

WHEREAS, as of the date hereof, the EEUK Term Loan Lenders hold, in the aggregate, approximately 81% of the aggregate outstanding principal amount under that certain Amendment Agreement, dated September 30, 2014, amending and restating that certain Credit Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “EEUK Credit Agreement”) dated as of January 24, 2014, by and among (a) Endeavour International Holding B.V. and End Finco LLC, as borrowers, (b) EIC, EOC, Endeavour Energy New Ventures, Inc., END Management Company, EEUK, Endeavour Energy Netherlands B.V., Endeavour North Sea LLC, and Endeavour North Sea, L.P., as guarantors, (c) Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “EEUK Agent”), and (d) certain lenders thereto.

WHEREAS, the Parties wish to consensually resolve certain issues relating to the Bankruptcy Cases, including with respect to the ownership of NewCo and certain amendments to the EEUK Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Agreement of the Parties.

(a) Asset Purchase Agreement.

(i) This Agreement and the Asset Purchase Agreement and the transactions contemplated hereby and thereby are each an integral part of a single restructuring transaction and as such (A) the transactions contemplated by the Asset Purchase Agreement are conditioned upon the consummation of the transactions contemplated by this Agreement in accordance with its terms and (B) the transactions contemplated by this Agreement are conditioned upon the consummation of the transactions contemplated by the Asset Purchase Agreement in accordance with its terms.

(ii) Each of the First Priority Noteholders and the EEUK Term Loan Lenders hereby agrees and shall take any and all actions to ensure that the Closing pursuant to the Asset Purchase Agreement occurs simultaneously with the closing of the transactions, and the delivery of the agreements, documents, instruments and certificates, contemplated hereby or by the NewCo Governance Documents or the EEUK Amendment Documents (the “Settlement Agreement Closing”), including the execution and delivery of fully executed copies of: (A) the NewCo Governance Documents, and (B) the EEUK Amendment Documents, in each case, as contemplated by and pursuant to the terms of this Agreement (including any consent and approval rights pursuant to this Agreement). For the avoidance of doubt, no Party shall cause, or permit, the Closing to occur unless the Settlement Agreement Closing occurs in accordance with the terms hereof and simultaneously with the Closing.

(iii) The amendment to the Seller-EEUK Services Agreement and the amendment to the EIC-EEUK Services Agreement shall be in form and substance reasonably acceptable to the Required First Priority Noteholders and the Required EEUK Term Loan Lenders (such amendments, the “Service Agreement Amendments”).

(iv) All capitalized terms used herein but not otherwise defined herein shall have the meanings assigned thereto in the Asset Purchase Agreement.

(b) Equity Term Sheet. The First Priority Noteholders and the EEUK Term Loan Lenders hereby agree to enter into, as soon as reasonably practical but in any event prior to, or contemporaneously with, the Closing, all of the definitive documentation regarding the equity, corporate governance and similar rights and obligations of NewCo and its equityholders (the “NewCo Governance Documents”), in each case, on the terms and conditions set forth in the term sheet attached hereto as Exhibit A (the “Equity Term Sheet,” including any schedules and exhibits attached thereto), and such other terms that are acceptable to each of (i) the First Priority Noteholders holding a majority of the aggregate outstanding principal amount of the First Priority Notes held by the First Priority Noteholders (such First Priority Noteholders, the “Required First Priority Noteholders”) and (ii) the EEUK Term Loan Lenders holding a majority of the aggregate outstanding principal amount of indebtedness under the EEUK Credit Agreement held by the EEUK Term Loan Lenders (such EEUK Term Loan Lenders, the “Required EEUK Term Loan Lenders”). The Equity Term Sheet is expressly incorporated herein and made a part of this Agreement.

(c) EEUK Credit Agreement Amendment Term Sheet. The First Priority Noteholders and the EEUK Term Loan Lenders hereby agree to enter into, as soon as reasonably practical but in any event prior to, or contemporaneous with, the Closing, an amendment to the EEUK Credit Agreement and such other agreements, documents, instruments and certificates contemplated thereby (the “EEUK Amendment Documents”), in each case, on the terms and conditions set forth in the term sheet attached hereto as Exhibit B (the “EEUK Credit Agreement Amendment Term Sheet,” including any schedules and exhibits attached thereto) and such other terms that are acceptable to the Required First Priority Noteholders and the Required EEUK Term Loan Lenders (it being understood that any amendment to the EEUK Credit Agreement shall require the approval of the Required Lenders (as such term is defined in the EEUK Credit Agreement)). The EEUK Credit Agreement Amendment Term Sheet is expressly incorporated herein and made a part of this Agreement.

(d) Amendments/Modifications to Asset Purchase Agreement. The First Lien Noteholders hereby agree that the purchaser designated in the Purchaser Assignment shall be, and the First Lien Noteholders shall instruct the First Priority Agent to cause the purchaser designated in the Purchaser Assignment to be, the newly formed company defined as the “Company” in the Equity Term Sheet or a wholly-owned subsidiary thereof unless otherwise agreed by the Required EEUK Term Loan Lenders. The First Lien Noteholders hereby agree that they (i) shall not direct the First Priority Agent to agree or consent to, shall direct the First Priority Agent not to agree or consent to, and shall not otherwise agree to, any amendment, modification or waiver of the Asset Purchase Agreement, the Direction Letter, the Wind Down Budget, the Services Agreement Amendments, or any of the agreements, documents, instruments and certificates contemplated thereby (such agreements, documents, instruments and certificates, together with the Direction Letter, the Wind Down Budget, the Services Agreement Amendments, and the Purchaser Assignment, the “Transaction Documents”), (ii) shall not, and shall direct the First Priority Agent not to, waive any violation of or default under (with or without notice, lapse of time, or both) the Asset Purchase Agreement or any Transaction Document, or (iii) shall not waive any condition precedent to the obligations of the First Priority Agent or Purchaser, including any such condition set forth in Section 10.1 of the Asset Purchase Agreement, in each case, unless the Required EEUK Term Loan Lenders consent to such amendment, modification, waiver, or other action or inaction.

(e) Sale of Endeavour Colorado. The Parties hereby agree that with respect to any and all proceeds and consideration received from a U.S. Sale Transaction (as defined in the Asset Purchase Agreement) including the assets of Endeavour Colorado (such transaction, the “Colorado Sale Transaction”), (A) such proceeds and consideration shall be used to pay the reasonable out-of-pocket expenses of EIC, EOC and their subsidiaries to the extent, and solely to the extent, incurred as a direct result of the Colorado Sale Transaction and to the extent any assets of Endeavour Colorado are sold as part of a U.S. Sale Transaction with other assets which are not assets of Endeavour Colorado, such expenses shall be allocated between the Colorado Sale Transaction and such other transactions based on the proportion that the proceeds generated by the sale of the assets of Endeavour Colorado bears to the total proceeds received in such U.S. Sale Transaction and (B) any remaining proceeds and consideration after reduction for such expenses described in clause (A) shall be distributed to the lenders under the EEUK Credit Agreement (as directed by the EEUK Agent and pro rata in accordance with each such lenders’ pro rata share of the total Indebtedness outstanding pursuant to such EEUK Credit Agreement); provided, however, that any such proceeds and consideration paid to such lenders shall reduce such lender’s respective outstanding Indebtedness under such EEUK Credit Agreement.

(f) Sale of Debtors’ Other U.S. Assets. The Parties hereby agree that with respect to any and all proceeds and consideration received from a U.S. Sale Transaction excluding any proceeds and consideration to be paid or allocated pursuant to Section 1(e) above, including any expenses of the type to be paid pursuant to Section 1(e), (A) 47.0% of such proceeds and consideration shall be distributed to the lenders under the EEUK Credit Agreement (as directed by the EEUK Agent and pro rata in accordance with each such lenders’ pro rata share of the total indebtedness outstanding pursuant to such EEUK Credit Agreement); provided, however, that any such proceeds and consideration paid to such lenders shall reduce such lender’s respective outstanding indebtedness under such EEUK Credit Agreement and (B) 53.0% of such proceeds and consideration shall be paid and deposited into a segregated EOC bank account (the “Wind Down Account”). The Parties further agree that, in accordance with the Asset Purchase Agreement, the proceeds and consideration deposited in the Wind Down Account (such proceeds and consideration then in the Wind Down Account, the “Noteholder Asset Sale Proceeds”) shall be utilized as follows: (i) first, to fund the Wind Down Expenses in accordance with the Wind Down Budget and the terms of the Asset Purchase Agreement, (ii) second, to repay any Additional Wind Down Payments paid by EEUK and (iii) third, to the extent funds remain after such repayment of any Additional Wind Down Payments, to repay the indebtedness owed to the lenders under the EEUK Credit Agreement (as directed by the EEUK Agent and pro rata in accordance with each such lenders’ pro rata share of the total indebtedness outstanding pursuant to such EEUK Credit Agreement); provided, however, that (A) any such proceeds and consideration paid to such lenders shall reduce such lender’s respective outstanding indebtedness under such EEUK Credit Agreement and (B) in the event that (x) the EEUK Term Loan Lenders breach their obligations pursuant to this Agreement and such breach results in the termination of this Agreement and the Asset Purchase Agreement, or (y) EIC or EOC breach their obligations pursuant to this Agreement or the Asset Purchase Agreement and such breach results in the termination of this Agreement and the Asset Purchase Agreement, then notwithstanding anything herein to the contrary (but without modifying or effecting the EEUK Credit Agreement) any funds remaining after such repayment of any Additional Wind Down Payments shall not be distributed to the lenders under the EEUK Credit Agreement pursuant to the foregoing clause (iii) but rather shall be distributed to the Noteholders as directed by the First Priority Notes Agent pro rata in accordance with each such Noteholders’ pro rata share of the total Indebtedness outstanding pursuant to the Indenture Documents.

(g) Bankruptcy Court Approval of the UCC Claims Release and Distribution of Proceeds. The Parties hereby agree that entry of an order of the Bankruptcy Court in form and substance acceptable to the EEUK Term Loan Lenders, which order may be the Approval and Release Order, (i) approving the UCC Claims Release, in a manner satisfactory to the Required EEUK Term Loan Lenders; and (ii) approving the distribution of sale proceeds in accordance with Sections 1(e) and (f) hereof, shall be conditions precedent to the Closing, which conditions may not be waived absent the consent of the Required EEUK Term Loan Lenders.

(h) Limitations on Intercompany Transfers. Upon the execution of this Agreement, notwithstanding whether permitted pursuant to the terms of the EEUK Credit Agreement, EIC and EOC shall not cause any of its subsidiaries to make or cause to be made, and the Debtors shall not accept, any distributions, dispositions or other transfers of cash, assets or property from EIHBV or any of its subsidiaries except on account of (i) any cash payments Endeavour Energy U.K. Limited (“EEUK”) may owe to the Debtors under (A) that certain Services Agreement, dated as of January 1, 2014, by and between EIC and EEUK (as amended, supplemented or otherwise modified from time to time in accordance with its terms) or (B) under that certain Services Agreement, dated as of January 1, 2014, by and between EOC and EEUK (as amended, supplemented or otherwise modified from time to time in accordance with its terms); (ii) reimbursements for the payment of insurance premiums and other insurance-related costs EEUK may owe to the Debtors; or (iii) any amounts necessary to fund the Wind Down Expenses in accordance with the terms of the Asset Purchase Agreement in the event of a shortfall in the Noteholder Asset Sale Proceeds; provided, however, that the sum of the payments and reimbursements described in clauses (i) and (ii) for the time period from August 1, 2015 until October 16, 2015 shall not, without the consent of both the Required First Priority Noteholders and the Required EEUK Term Loan Lenders, exceed $5.0 million, in the aggregate, and, with respect to subsequent periods, shall not, without the consent of both the Required First Priority Noteholders and the Required EEUK Term Loan Lenders, exceed 110% of the applicable immediately preceding month’s sum of the payments and reimbursements (pro rated for any partial month).

(i) Right to Select Chief Executive Officer. The First Priority Noteholders and the EEUK Term Loan Lenders hereby agree that the First Priority Noteholders shall select the Chief Executive Officer of NewCo, subject to consultation rights for the EEUK Term Loan Lenders and approval by a majority of the Board of Directors of NewCo, which majority shall include the Independent Director and at least one Class A Director (as such terms are defined in the Equity Term Sheet and/or the definitive documentation reflecting the terms and conditions of the Equity Term Sheet).

2. Termination of Agreement. This Agreement shall automatically terminate, without any action required by the Parties: (i) on October 16, 2015 if the Bankruptcy Court has not entered on a final basis the Approval and Release Order, or (ii) if the Bankruptcy Court grants relief that is inconsistent with this Agreement (including the exhibits hereto) in any materially adverse respect, (iii) upon termination of the Asset Purchase Agreement, or (iv) three (3) Business Days following the material breach of this Agreement by any Party, provided that a non-breaching Party provides to the other Parties hereto a notice setting forth such material breach at least five (5) Business Days prior to such termination. The Endeavour Parties agree, and the First Priority Noteholders agree to direct the First Priority Agent, not to close the Asset Purchase Agreement, and in no event shall the Closing under the Asset Purchase Agreement occur, if (a) this Agreement is not at such time in full force and effect or (b) any breach or default shall have occurred and be continuing under this Agreement (whether with or without notice, lapse of time, or both).

3. Definitive Documents; Good Faith Cooperation; Further Assurances. Each Party hereby covenants and agrees to cooperate with each other in good faith in connection with, and shall exercise reasonable best efforts with respect to the pursuit, approval, implementation and consummation of the transactions contemplated by this Agreement, as well as the negotiation, drafting, execution and delivery of the definitive documentation. Furthermore, subject to the terms hereof, each of the Parties shall take such action as may be reasonably necessary or reasonably requested by the other Parties to carry out the purposes and intent of this Agreement, and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement.

4. Representations and Warranties.

(a) Each First Priority Noteholder and EEUK Term Loan Lender, severally (and neither jointly nor jointly and severally), represents and warrants to the other Parties that the following statements are true, correct and complete as of the date hereof (it being understood that where an investment manager or adviser is making such representations and warranties on behalf of beneficial owners over which it holds investment discretion, such representations and warranties shall be deemed to be made by each such beneficial owner severally and not jointly):

(i) Such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on its part.

(ii) The execution, delivery and performance by such Party of this Agreement does not and will not (A) violate any material provision of law, rule or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents), or (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party.

(iii) The execution, delivery and performance by such Party of this Agreement does not and will not require any material registration or filing with, consent or approval of, or notice to, or other action, with or by, any federal, state or governmental authority or regulatory body, except such filings as may be necessary or required by the SEC.

(iv) This Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

5. Specific Performance. The Parties acknowledge and agree that a breach of this Agreement would cause irreparable damage to the other Parties and that the non-breaching Party or Parties would not have an adequate remedy at law. Therefore, the Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, no Party would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5 shall not be required to provide any bond or other security in connection with any such injunction.

6. Effectiveness. This Agreement shall become effective and binding upon each Party upon the execution and delivery by such Party of an executed signature page hereto.

7. Choice of Law; Jurisdiction. Except for matters as to which the Bankruptcy Code applies, this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York. The Parties agree that the Bankruptcy Court shall retain exclusive jurisdiction with respect to all matters arising from or related to the implementation or interpretation of this Agreement.

8. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

9. Successors and Assigns; Severability. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives. If any provision of this Agreement, or the application of any such provision to any person or entity or circumstance, shall be held invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect. Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

10. Several, Not Joint, Obligations. The agreements, representations and obligations of the Parties under this Agreement are, in all respects, several and not joint.

11. Relationship Among Parties. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary hereof. No Party shall have any responsibility for any trading by any other entity by virtue of this Agreement.  No prior history, pattern or practice of sharing confidences among or between the Parties shall in any way affect or negate this understanding and agreement.  The Parties have no agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting or disposing of any equity securities of the Company and do not constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended.

12. Prior Negotiations; Entire Agreement. This Agreement, including the exhibits and schedules hereto, the Asset Purchase Agreement and that certain separate release letter from the EEUK Term Loan Lenders to EIC, constitute the entire agreement of the Parties, and supersedes all other prior negotiations, with respect to the subject matter hereof and thereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement delivered by facsimile or PDF shall be deemed to be an original for the purposes of this paragraph.

14. Notices. All notices hereunder shall be deemed given if in writing and delivered, if contemporaneously sent by electronic mail, facsimile, courier or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers:

(a) If to any Debtor, to:

Endeavour International Corporation
811 Main Street, Suite 2100 Houston, TX 77002 Attention: Cathy Stubbs Facsimile: 713-307-8794
Email: cathy.stubbs@endeavourcorp.com
With a copy to:
Weil, Gotshal & Manges LLP (as counsel to the Company)
767 Fifth Avenue New York, NY 10153 Facsimile: (212) 310-8007 Attention:	Gary T. Holtzer and Ted S. Waksman

Email: gary.holtzer@weil.com and ted.waksman@weil.com

(b) If to the First Priority Noteholders, to:

Milbank Tweed Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, NY 10005
Facsimile: (212) 530-5219
Attention: Dennis F. Dunne
Email: ddunne@milbank.com

(c) If to the EEUK Term Loan Lenders, to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036
Facsimile: (212) 872-1002
Attention: Michael S. Stamer and Meredith A. Lahaie
Email: mstamer@akingump.com and mlahaie@akingump.com

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by facsimile or electronic mail shall be effective upon oral, machine or electronic mail (as applicable) confirmation of transmission. Any notice, writing or other communication given to the First Priority Agent or the Priority Noteholders pursuant to, under or with respect to the Asset Purchase Agreement or the Transaction Documents shall promptly, but in any event no later than one (1) Business Day after receipt thereof, be given to the EEUK Term Loan Lenders pursuant to the terms of this Agreement.

15. Settlement Discussions. This Agreement and the term sheets attached hereto are part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Pursuant to Rule 408 of the Federal Rule of Evidence, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

16. Transfers by First Priority Noteholders and EEUK Term Loan Lenders. The First Priority Noteholders hereby agree that until the earlier to occur of (a) the closing under this Agreement and the Asset Purchase Agreement and (b) the termination of the Asset Purchase Agreement or this Agreement by their respective terms, no First Priority Noteholders shall transfer any First Priority Notes unless either (i) the applicable transferee signs a customary joinder to the Asset Purchase Agreement and this Agreement pursuant to which such transferee agrees to be bound by and subject to the Asset Purchase Agreement and this Agreement on the same terms and conditions as such transferor or (ii) the applicable transferring First Priority Noteholder, together with such parties who have executed joinders, continue to hold following such transfer at least the same amount of First Priority Notes as such First Priority Noteholder held as of the date hereof. The EEUK Term Loan Lenders hereby agree that until the earlier to occur of (a) the closing under this Agreement and the Asset Purchase Agreement and (b) the termination of the Asset Purchase Agreement or this Agreement by their respective terms, no EEUK Term Loan Lenders shall transfer any indebtedness under the EEUK Credit Agreement unless either (i) the applicable transferee signs a customary joinder to this Agreement pursuant to which such transferee agrees to be bound by and subject to this Agreement on the same terms and conditions as such transferor or (ii) the applicable transferring EEUK Term Loan Lender, together with such parties who have executed joinders, continue to hold following such transfer at least the same amount of indebtedness under the EEUK Credit Agreement as such EEUK Term Loan Lender held as of the date hereof.

17. Interpretation; Rules of Construction; Representation by Counsel. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section, Exhibit or Schedule, respectively, of or attached to this Agreement unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words using the singular or plural number also include the plural or singular number, respectively, (b) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (c) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation,” and (d) the word “or” shall not be exclusive and shall be read to mean “and/or.” The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

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FIRST PRIORITY NOTEHOLDERS:

AEC (Lux) S.a.r.l.
By: Apollo European Credit Management, L.P.,
its investment manager
By: Apollo European Credit Management GP, LLC,
its general partner

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

AES (Lux) S.a.r.l.
By: Apollo European Strategic Management, L.P.,
its investment manager
By: Apollo European Strategic Management, LLC,
its general partner

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Apollo Centre Street Partnership, L.P.

By: Apollo Centre Street Advisors (APO DC), L.P., its general partner
BY: Apollo Centre Street Advisors (APO DC-GP), LLC, its general partner

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Apollo Credit Opportunity Trading Fund III
By: Apollo Credit Opportunity Advisors IIILP,
its general partner
By: Apollo Credit Opportunity Advisors IIIGP LLC, its general partner

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Apollo Credit Strategies Master Fund Ltd.
By: Apollo ST Fund Management LLC,

its Investment Manager

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Apollo Franklin Partnership, L.P.
By: Apollo Franklin Advisors (APO DC), L.P., its General Partner
By: Apollo Franklin Advisors (APO DC-GP), LLC, its General Partner

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Apollo SK Strategic Investments, L.P.

By: Apollo SK Strategic Advisors, L.P, its general partner
By: Apollo SK Strategic Advisors, LLC, its general partner

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Apollo Special Opportunities Managed Account, L.P.
By: Apollo SVF Management, L.P., its investment manager
By: Apollo SVF Management GP, LLC, its general partner

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Apollo Value Investment Master Fund, L.P.

By: Apollo Value Management, L.P., its investment manager
By: Apollo Value Management GP, LLC, its general partner

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Apollo Zeus Strategic Investments, L.P.
By: Apollo Zeus Strategic Advisors, L.P., its general partner
By: Apollo Zeus Strategic Advisors, LLC, its general partner

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

ARISTEIA CAPITAL, L.L.C.

By: /s/ William R. Techar
Name: William R. Techar
Title: Manager, Aristeia Capital, L.L.C.

By: /s/ Andrew B. David
Name: Andrew B. David
Title: General Counsel, Aristeia Capital, L.L.C.

AVENUE MUTUAL FUNDS TRUST, on behalf of its series AVENUE CREDIT STRATEGIES FUND

By:	/s/ Sonia Gardner

Name: Title:	Sonia Gardner Authorized Signatory

AVENUE INVESTMENTS, L.P.

By: Avenue Partners, LLC

its General Partner

By:	/s/ Sonia Gardner

Name: Title:	Sonia Gardner Member

AVENUE COPPERS OPPORTUNITIES FUND, L.P.

By: Avenue COPPERS Opportunities Fund GenPar, LLC

its General Partner

By:	/s/ Sonia Gardner

Name: Title:	Sonia Gardner Member

AVENUE ENERGY OPPORTUNITIES FUND, L.P.

By: Avenue Energy Opportunities Partners, LLC

its General Partner

By: GL Energy Opportunities Partners, LLC

its Managing Member

By:	/s/ Sonia Gardner

Name: Title:	Sonia Gardner Member

AVENUE ENTRUST CUSTOMIZED PORTFOLIO SPC ON BEHALF AND FOR THE ACCOUNT OF AVENUE US/EUROPE DISTRESSED SEGREGATED PORTFOLIO

By:	/s/ Sonia Gardner

Name: Title:	Sonia Gardner Director

AVENUE INTERNATIONAL MASTER, L.P.

By: Avenue International Master GenPar, Ltd.

its General Partner

By:	/s/ Sonia Gardner

Name: Title:	Sonia Gardner Director

MANAGED ACCOUNTS MASTER FUND SERVICES — MAP10

a Sub Trust of Managed Accounts Master Fund Services

By: Avenue Capital Management II, L.P.,

its Investment Manager

By: Avenue Capital Management II GenPar, LLC,

its General Partner

By:	/s/ Sonia Gardner

Name: Title:	Sonia Gardner Managing Member

AVENUE PPF OPPORTUNITIES FUND, L.P.

By: Avenue PPF Opportunities Fund GenPar, LLC

its General Partner

By:	/s/ Sonia Gardner

Name: Title:	Sonia Gardner Member

AVENUE SPECIAL OPPORTUNITIES FUND I, L.P.

By: Avenue SO Capital Partners I, LLC

its General Partner

By: GL SO Partners I, LLC

its Managing Member

By:	/s/ Sonia Gardner

Name: Title:	Sonia Gardner Member

AVENUE SPECIAL OPPORTUNITIES CO-INVESTMENT FUND I, L.P.

By: Avenue SO Capital Partners I, LLC

its General Partner

By: GL SO Partners I, LLC

its Managing Member

By:	/s/ Sonia Gardner

Name:	Sonia Gardner

Title: Member

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

EEUK TERM LOAN LENDER:

BARCLAYS BANK PLC

By:	/s/ David Crowley

Name: David Crowley Title: Managing Director

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

EEUK TERM LOAN LENDER:

CARLSON CAPITAL, L.P., in its capacity as Investment Advisor to each of Double Black Diamond Offshore Ltd. and Black Diamond Offshore Ltd.

By:	/s/ Lynne B. Alpar

Name: Lynne B. Alpar Title: Chief Financial Officer

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

EEUK TERM LOAN LENDER:

CASPIAN CAPITAL LP on behalf of its advisees

By:	/s/ T. Grey Perkins

Name: T. Grey Perkins Title: President

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

EEUK TERM LOAN LENDER:

CREDIT VALUE PARTNERS, LP, as agent for funds and accounts under management

By:	/s/ Michael Geroux

Name: Michael Geroux Title: Partner

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

EEUK TERM LOAN LENDER:

HUDSON BAY ABSOLUTE RETURN CREDIT OPPORTUNITIES MASTER FUND LTD

By:	/s/ Philip M. Day

Name: Philip M. Day Title: Authorized Individual

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

EEUK TERM LOAN LENDER:

MAGNETAR FINANCIAL LLC,
on behalf of each of the following lenders:
BLACKWELL PARTNERS LLC
COMPASS OFFSHORE HTV PCC LIMITED
COMPASS HTV LLC LIMITED
MAGNETAR CAPITAL MASTER FUND, LTD
MAGNETAR GLOBAL EVENT DRIVEN MASTER FUND LTD
SPECTRUM OPPORTUNITIES MASTER FUND LTD

By:	/s/ Michael Turro

Name: Michael Turro Title: Chief Compliance Officer

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

EEUK TERM LOAN LENDER:

RIMROCK HIGH INCOME PLUS (MASTER) FUND
RIMROCK LOW VOLATILITY (MASTER) FUND
RIMROCK GLOBAL CREDIT (MASTER) FUND, LTD
By: Rimrock Capital, as its investment manager

By:	/s/ Santino Blumetti

Name: Santino Blumetti Title: Managing Director

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

EEUK TERM LOAN LENDER:

WINGSPAN INVESTMENT MANAGEMENT

By: /s/ Brendan Driscoll
Name: Brendan Driscoll
Title: COO/CFO

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

EEUK TERM LOAN LENDER:

WHITEBOX MULTI-STRATEGY PARTNERS, L.P.

By:	/s/ Mark Strefling

Name: Mark Strefling

Title: General Counsel & Chief Operating Officer

PANDORA SELECT PARTNERS, L.P.

By:	/s/ Mark Strefling

Name: Mark Strefling

Title: General Counsel & Chief Operating Officer

WHITEBOX INSTITUTIONAL PARTNERS, L.P.

By:	/s/ Mark Strefling

Name: Mark Strefling

Title: General Counsel & Chief Operating Officer

THE UNDERSIGNED DEBTORS,

ENDEAVOUR INTERNATIONAL CORPORATION

By: /s/ Catherine L. Stubbs
Name: Catherine L. Stubbs
Title: Senior Vice President, Chief Financial Officer

ENDEAVOUR OPERATING CORPORATION

By: /s/ Catherine L. Stubbs
Name: Catherine L. Stubbs
Title: Senior Vice President, Chief Financial Officer

ENDEAVOUR COLORADO CORPORATION

By: /s/ Catherine L. Stubbs
Name: Catherine L. Stubbs
Title: Senior Vice President, Chief Financial Officer

EXHIBIT A
Equity Term Sheet
Endeavour International Corporation
Principal Equity Terms For NewCo

This Term Sheet is for discussion purposes only and does not include all of the terms that would be required to be included in the definitive documents, and shall not be binding upon any party. This Term Sheet is strictly confidential and may not be shared with anyone other than its intended recipients and their representatives and advisors. This Term Sheet does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities of the Company (as defined below) or any of its subsidiaries. Any such offer or solicitation shall only be made in compliance with all applicable laws.

NewCo All of the equity of Endeavour International Holding B.V. (“EIHBV”), and the intercompany note with a face amount of $500 million issued by Endeavour Energy UK Limited (“EEUK”), will be acquired by a newly formed Delaware limited liability company or another entity type (as agreed by both the Required First Priority Noteholders and the Required EEUK Term Loan Lenders (in each case, as defined in the Settlement Agreement to which this Term Sheet is attached)) (the “Company”). The Company will elect to be taxed as a partnership for federal, state and local tax purposes.

•	among the parties, the “EEUK Credit Agreement”) will receive, in the aggregate, (i) 10 million (representing one-third of the fully diluted equity of the Company (excluding, for such purposes, the Warrants (as defined below), the Class B Shares issuable upon exercise thereof and the Additional Class A Shares (as defined below)) Class A limited liability company interests (or equivalent) of the Company (“Class A Shares”); provided, that for every $100,000 in wind down expenses that EEUK does, directly or indirectly, fund in excess of the first $4 million, such lenders shall receive a number of Class A Shares (such additional Class A Shares, the “Additional Class A Shares”) such that the percentage of total outstanding Shares initially held by such lenders would be 0.25% greater1 and (ii) warrants with an exercise price of $0.00001 per share (“Warrants”) that, when exercised, will entitle the holders thereof to receive Class B limited liability company interests (or equivalent) of the Company (“Class B Shares” and, together with the Class A Shares, the “Shares”) representing, together with the Class A Shares above, 95% of the fully diluted equity of the Company. The Warrants shall automatically exercise only upon the earliest to occur of (i) 21 days prior to maturity of the EEUK Term Loan (as defined below) (such maturity date, as used in this Term Sheet, refers to the maturity date as in effect on the closing of the transactions contemplated hereby), (ii) authorization by the Board of Directors of the Company for the filing of any voluntary bankruptcy, insolvency or liquidation proceeding (including, but not limited to, any chapter 11 proceeding, any scheme of arrangement, any UK administration or any other similar or analogous proceeding) for the Company or any of its subsidiaries, and (iii) the filing of any involuntary bankruptcy, insolvency or liquidation proceeding (including, but not limited to, any chapter 7 proceeding, any scheme of arrangement, any UK administration or any other similar or analogous proceeding) for the Company or any of its subsidiaries (such date, the “Warrant Exercise Date”). The Warrants shall automatically be cancelled upon the refinancing and repayment, in full of all indebtedness under, including all fees, expenses and other amounts due pursuant to, the EEUK Credit Agreement (the “EEUK Term Loan”) so long as such refinancing and repayment is completed in full at least 21 days prior to the maturity of the EEUK Term Loan (such date of cancelation, the “Warrant Cancellation Date”)

•	The holders of the 12% First Priority Notes due in 2018 (together with any additional notes) issued under that certain Indenture, dated as of February 23, 2012, of EIC, will receive, in the aggregate, 20 million (representing two-thirds of the fully diluted equity of the Company (excluding, for such purposes, the Warrants, the Class B Shares issuable upon exercise thereof, and any Additional Class A Shares)) Class B Shares.

•	Except as specified in this term sheet, Class A Shares and Class B Shares shall each have one vote per share and shall vote together as a single class and have identical rights and privileges. Further, upon the exercise of the Warrants, the Class A Shares and the Class B Shares shall collapse into a single class of identical equity.

•	The limited liability company agreement of the Company, or the equivalent organizational documents of the Company if it is not a Delaware limited liability company (the “LLC Agreement”), will provide, inter alia, for the governance, transferability and information rights contained herein and such other rights and provisions as otherwise agreed upon by the parties to that certain settlement agreement to which this Term Sheet is attached.

Board of Directors The Company will be governed by a seven member board of directors (the “Board”). The LLC Agreement will provide that, prior to the Warrant Exercise Date, (i) two directors will be selected by a plurality vote of the holders of Class A Shares (the “Class A Directors”), (ii) three directors will be selected by a plurality vote of the holders of Class B Shares, subject to the designation rights set forth below (the “Class B Directors”), (iii) one director will be the CEO of the Company (the “CEO Director”) (provided, that if there is no CEO of the Company, such CEO Director seat shall remain vacant until a CEO is appointed whether on an interim or permanent basis), and (iv) one director will be an “independent” director selected by a majority of each of (A) the Class A Directors and (B) the Class B Directors (the “Independent Director”). The initial Class A Directors, Class B Directors, and the Independent Director will be appointed pursuant to and specified in the LLC Agreement. The LLC Agreement will further provide that, prior to the Warrant Exercise Date, the Class B Directors will be designated as follows:

•	1 designee of Apollo, for so long as Apollo holds at least 5% of the outstanding Class B Shares; provided, that such designation right will be transferable to any Permitted Acquiror (as defined below) acquiring at least 90% of the Class B Shares initially held by Apollo in one transaction or series of related transactions;

•	1 designee of Aristeia, for so long as Aristeia holds at least 5% of the outstanding Class B Shares; provided, that such designation right will be transferable to any Permitted Acquiror acquiring at least 90% of the Class B Shares initially held by Aristeia in one transaction or series of related transactions; and

•	1 designee of Avenue, for so long as Avenue holds at least 5% of the outstanding Class B Shares; provided, that such designation right will be transferable to any Permitted Acquiror acquiring at least 90% of the Class B Shares initially held by Avenue in one transaction or series of related transactions.

•	Unless otherwise unanimously agreed by the Board, each subsidiary of the Company shall have comparable governance rights as the Company, which shall include, but not be limited to, each board of a subsidiary of the Company or comparable governing body of a subsidiary of the Company having the same relative composition (in terms of Class A Directors, Class B Directors and the Independent Director) as the Board. Each committee of the Board or any board of any subsidiary of the Company shall also have the same relative composition (in terms of Class A Directors, Class B Directors and the Independent Director) as the Board.

•	A “Permitted Acquiror” means any person or entity (or group of affiliated persons and entities) that (i) did not directly or indirectly derive [a majority] of its consolidated revenues during the prior calendar year from the acquisition, exploration and development of energy reserves and resources, or is an affiliate of such a person or entity and (ii) is not then in a pending litigation filed in court with the Company or any of its subsidiaries (including EIHBV and its subsidiaries).

•	Directors shall be elected annually. Prior to the Warrant Exercise Date, (i) a Class A Director may only be removed, with or without cause, by the vote of the holders of a majority of the outstanding Class A Shares, and (ii) a Class B Director may only be removed, with or without cause, by the vote of the holders of a majority of the outstanding Class B Shares. In the event that any Class A Director seat becomes vacant for any reason prior to the annual shareholders meeting, such vacancy shall be filled until the next shareholder meeting by the vote of the other Class A Director and in the event that both Class A Director seats become vacant, a special meeting (or written consent) of the holders of Class A Shares shall be held (or sought, as applicable) to fill such seats as promptly as practicable. In the event that any Class B Director seat becomes vacant for any reason prior to the annual shareholders meeting, such vacancy shall be filled until the next shareholder meeting by the vote of the other Class B Directors, and, in the event that all Class B Director seats become vacant, a special meeting (or written consent) of the holders of Class B Shares shall be held (or sought, as applicable) to fill such seats as promptly as practicable.

•	Notwithstanding the foregoing, each holder of Class B Shares with the rights to designate a director (a “Designating Shareholder”) may remove its designee for any or no reason at any time and may designate a replacement director in the event of the removal, resignation, retirement, death or incapacity of its designee, and no other holders shall have rights with respect to the removal or replacement of such designees. If any Designating Stockholder loses its right to designate a director, such Designating Stockholder shall cause such designee to tender his or her resignation to the Board, or will cause such director to be removed. The resulting vacancy created on the Board shall be filled by the Class B Directors (as set forth above) until the next annual meeting of shareholders.

•	The LLC Agreement will provide that, following the Warrant Exercise Date, all directors will be selected by a plurality vote of the Shares, voting as a single class, and there will no longer be Class A Directors, Class B Directors, an Independent Director, or a CEO Director, each of which may be replaced with such directors elected by a plurality vote of the Shares. Following the Warrant Exercise Date, directors (including each Class B Director, the Independent Directors, and the CEO Director) may be removed, with or without cause, by the vote of a majority of the outstanding Shares acting by written consent or otherwise, and vacancies filled by a majority of the outstanding Shares acting by written consent or otherwise or, if not so filled, the vote of directors who were formerly Class A Directors.

•	Except as otherwise provided herein, the Board will act by the affirmative vote of a majority of the directors then in office or by unanimous written consent. Except as otherwise provided herein, the presence of at least a majority of the directors then in office at a duly called meeting of the Board shall constitute a quorum; provided, that a duly called meeting of the Board shall require reasonable prior notice to each director; and provided, further, that directors may attend meetings of the Board telephonically or by means of other remote communication.

•	Prior to the Warrant Exercise Date, the CEO of the Company shall be selected and/or replaced, as applicable, by the Class B Directors, subject to approval by a majority of the Board, including at least one Class A Director and the Independent Director.

Actions Requiring Special Board Approval Until the Warrant Exercise Date, the following actions will require the unanimous approval of the Board (in each case, excluding the CEO Director’s approval which shall not be required); provided, that following the Warrant Exercise Date, until such time as a new Board is elected, the consent or approval of the Class B Directors, the CEO Director, and the Independent Director shall in no event be required (but the following shall still require the approval of the Class A Directors, if any are then in office):

•	Amendment to Constitutional Documents. Any amendment, modification or waiver of the LLC Agreement or of any limited liability company agreement, charter, bylaws or comparable organizational document of the Company or any material subsidiary of the Company (including any amendment, modification, waiver or other action that reduces or increases the number of persons entitled to serve on the Board or on the board of any subsidiary (or any committee thereof or comparable governing body)), other than an amendment, modification or waiver that is ministerial or de minimis in nature (to be further defined in the LLC Agreement (as agreed by both the Required First Priority Noteholders and the Required EEUK Term Loan Lenders)); provided, that, any amendment, modification or waiver that would affect any class of capital stock (or a subset of any class of capital stock) in a manner materially and disproportionately adverse to any other class of capital stock shall also require the approval of a majority of the shares of such class of capital stock (or such subset) that is so materially and disproportionately adversely affected.

•	Liquidation, Dissolution or Bankruptcy. Commencement or the filing of any bankruptcy, insolvency or liquidation proceeding (including, but not limited to, any chapter 11 or chapter 7 proceeding, any scheme of arrangement, any UK administration or any other similar or analogous proceeding) for the Company or any of its material subsidiaries.

•	Certain Sales of the Company. Entering into any agreement or other transaction providing for a direct or indirect sale or other transfer of a majority of the equity interests in the Company or all or substantially all of the assets of the Company or any of its subsidiaries taken as whole, whether through an equity issuance, transfer of equity, merger, consolidation, amalgamation or otherwise (a “Sale of the Company”) that would not result in the repayment in full of all indebtedness under, including all fees, expenses and amounts due pursuant to, the EEUK Credit Agreement so long as such refinancing and repayment is completed in full at least 21 days prior to maturity of the EEUK Credit Agreement.

•	Affiliate Transactions. Entering into any agreement or other transaction between the Company or any of its subsidiaries, on the one hand, and any shareholder or any of their executive officers, directors or affiliates, on the other; provided, that (i) any transfer of assets or funds to Endeavour Energy Luxembourg S.à.r.l. (“LuxCo”) below a materiality threshold to be agreed by both the Required First Priority Noteholders and the Required EEUK Term Loan Lenders shall also be approved by the Independent Director or at least one Class A Director; and (ii) any transfer of assets or funds to LuxCo above such threshold shall be approved by at least one Class A Director.

•	Changes in Business. Engagement in any material new line of business unrelated to the Company’s existing lines of business, including as the result of an acquisition or other transaction outside of the ordinary course of business.

•	Redemptions. Any redemption, reclassification, purchase, retirement or other acquisition, directly or indirectly, for cash, of any equity or of any debt (other than any repayment of indebtedness under, including any fees, expenses and amounts due pursuant to, the EEUK Credit Agreement).

•	Dividends and Distributions. Any dividend or other distribution on or with respect to any equity securities.

•	Tax Election. Any change in any tax election or treatment of the Company that would be adverse to any holder of Shares.

•	Settlements. Any settlement of any material litigation, claim or other similar actions that would result in payment by the Company (net of any insurance proceeds) in excess of $5 million.

•	Certain Other Transactions. Either (i) entering into any agreement or other transaction that could cause the Company to be treated as a United States Real Property Holding Corporation or (ii) the registration of, or the entry into any transaction or permitting the occurrence of any event (including any transfer) that would result in or require the registration of any Shares or any other equity securities with the Securities Exchange Commission (“SEC”).

•	Contractual Commitments. The entrance into any agreement, commitment or arrangement to effect any of the foregoing.

•	Additionally, until the Warrant Exercise Date, UK asset sales shall require the approval of the holders of a majority of the Class A Shares.

Special Committee If the EEUK Term Loan is still outstanding 45 days prior to maturity, the Board shall create a special committee comprised solely of the Class A Directors, which special committee shall be tasked with taking all steps necessary to prepare a contingency plan in respect of the maturity of the EEUK Term Loan, including, but not limited to, preparing for commencement or the filing of any bankruptcy, insolvency or liquidation proceeding (including, but not limited to, any chapter 11 or chapter 7 proceeding, any scheme of arrangement, any UK administration or any other similar or analogous proceeding) for the Company and/or any of its subsidiaries, as deemed appropriate in the sole discretion of such special committee.

Shareholder Action The shareholders may act without a meeting by written consent signed by the holders of Shares having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting, so long as no such action is contrary to any rights granted to any shareholder herein.

Dividends/Distributions At the discretion of the Board (except as set forth above in “Actions Requiring Special Board Approval”).

Preemptive Rights Each shareholder that, together with its affiliates, holds at least 0.5%, by voting power, of the outstanding Shares will have preemptive rights to subscribe for its pro rata share of any equity or debt securities (including securities convertible into or rights to subscribe for or purchase equity or debt securities) issued by the Company or any of its subsidiaries. If any shareholder waives its preemptive right with respect to any such issuance, each shareholder that did exercise its preemptive right with respect to such issuance will have the right to subscribe to the non-subscribing shareholder’s percentage of such newly issued equity, debt or rights. There will be standard exemptions for (i) securities issued as consideration in a merger, acquisition, joint venture or redemption of indebtedness pursuant to the terms of such indebtedness or as approved by the Board (including (x) the Independent Director or at least one Class A Director if the percentage of the outstanding Shares to be held by the recipient following the issuance will be less than or equal to a materiality threshold to be agreed by both the Required First Priority Noteholders and the Required EEUK Term Loan Lenders, and (y) at least one Class A Director if the percentage of the outstanding Shares to be held by the recipient following the issuance will be greater than such materiality threshold), (ii) securities issued pursuant to approved compensation plans, (iii) securities issued upon conversion or exercise of the Warrants or any options or other equity awards or convertible securities, and (iv) securities issued on a pro rata basis in a stock split or stock dividend or similar transaction.

Transfers No shareholder may transfer any Shares if such transfer would cause the Company or any of its subsidiaries to be required to register any Shares under the Exchange Act (and the LLC Agreement will include notice mechanisms for transfers to ensure that the relevant number of holders is not exceeded). Each transferee will be required to enter into a joinder to the LLC Agreement as a condition to any transfer. Otherwise, Shares will be freely transferable.

Tag Along Rights Except with respect to transfers by shareholders to their affiliates, holders of Shares will have the right to participate pro rata in any direct or indirect transfer (through one or more related transactions) (a “Tag-Along Sale”) of [20]% or more of the outstanding Shares, by voting power, by one or more other holders thereof (a “Selling Shareholder”). Tag-along sellers shall make or provide the same representations, warranties, covenants (other than non-competes and restrictive covenants), indemnities and agreements the Selling Shareholders make or provide in connection with the sale (except that in the case of representations, warranties, covenants (other than non-competes and restrictive covenants), indemnities and agreements pertaining specifically to the Selling Shareholders, the Selling Shareholders shall make the comparable representations, warranties, covenants (other than non-competes and restrictive covenants, which shall not be required), indemnities and agreements pertaining specifically to them); provided, that, without limitation to their indemnity obligations, tag-along sellers shall only be required to make representations and warranties with respect to ownership and authorization of Shares, and shall not be required to make business-related representations or warranties. The liability of any tag-along seller shall be capped at the proceeds actually received in such sale by such tag-along seller and no tag-along seller shall be required to enter into noncompetition, non-solicitation or similar restrictive covenants and each tag-along seller’s liability shall be several and not joint and several.

Drag-Along Rights Holders of more than 50%, by voting power, of the Shares will have the right to cause a sale of the Company for cash or securities which are registered under the Securities Act of 1933, as amended, are freely tradable and listed for trading on a “national securities exchange” (without the consent of any other shareholders of the Company or the Board (except in such shareholder’s other capacities, whether as a lender, holder of a Warrant, or otherwise)), and all other shareholders (the “Dragged Shareholders”) shall be required to consent to, and raise no objection against or assert appraisal rights with respect to, such sale of the Company, and to take all actions reasonably requested in order to consummate such sale so long as the holders of Shares shall all receive the same per share consideration; provided, that in no event shall any shareholder be required to consent or take (or refrain from taking) any action in any other capacity, whether as a lender or otherwise, and, for the avoidance of doubt, a drag sale shall not be consummated if it would result in an event of default under the EEUK Credit Agreement that has not been duly waived pursuant thereto.

•	Dragged Shareholders shall participate on the same terms and conditions as the initiating holders and shall make or provide the same representations, warranties, covenants (other than non-competes and restrictive covenants), indemnities and agreements the initiating holders make or provide in connection with the sale (except that in the case of representations, warranties, covenants (other than non-competes and restrictive covenants, which shall not be required), indemnities and agreements pertaining specifically to the initiating holders, the Dragged Shareholders shall make the comparable representations, warranties, covenants (other than non-competes and restrictive covenants), indemnities and agreements pertaining specifically to them), provided, that, without limitation to their indemnity obligations, Dragged Shareholders shall only be required to make representations and warranties with respect to ownership and authorization of Shares, and shall not be required to make business-related representations or warranties. The liability of any Dragged Shareholder shall be capped at the proceeds actually received in such sale by such Dragged Shareholder and no Dragged Shareholder shall be required to enter into noncompetition, non-solicitation or similar restrictive covenants and each Dragged Shareholder’s liability shall be several and not joint and several. The Company shall pay the reasonable fees and expenses of a single counsel to represent all Dragged Shareholders.

Information Rights The Company will make available to each holder of the Shares (i) within 90 days of the end of each fiscal year, all annual financial statements and similar information with respect to the Company and its subsidiaries that would be required to be contained in a filing with the SEC on Form 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a report on the annual financial statements by the Company’s certified independent accountants, (ii) within 45 days of the end of each of the first three quarters or each fiscal year, all quarterly financial statements and similar information with respect to the Company and its subsidiaries that would be required to be contained in a filing with the SEC on Form 10-Q if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (iii) all current reports that would be required to be filed with, and within the timing that would be required by, the SEC on Form 8-K if the Company were required to file such reports. The Company shall as promptly as reasonably practicable (but in any event, no later than twenty 20 business days after furnishing the annual and quarterly reports) hold a conference call to discuss the results of operations for the relevant reporting period and to answer questions posed by shareholders with regard to those results.

•	The LLC Agreement will provide that, at any time that the Company is not a public filer, subject to customary confidentiality obligations, each holder of Shares may share such information concerning the Company with its directors, officers, partners, managers, members, employees, investors and advisors, as well as any bona fide prospective purchaser of Shares that agrees to keep such information confidential; provided, that if a shareholder is entitled to any such information pursuant to any other agreement or in any other capacity, this confidentiality obligation shall not restrict or affect such other agreement or capacity or their rights or obligation with respect thereto.

Registration Rights The LLC Agreement will provide for customary “piggyback” registration rights and related terms, including customary indemnification provisions related thereto.

Other Terms The LLC Agreement will also provide for other customary terms, including, but not limited to, the time, place and manner of calling of regular and special meetings of shareholders and the Board, the titles and duties of officers of the Company and the manner of appointment, removal and replacement thereof, and indemnification and exculpation of managers, officers and other appropriate persons (but, for the avoidance of doubt, will not include a waiver of fiduciary duties).

EXHIBIT B
EEUK Credit Agreement Amendment Term Sheet

This term sheet summarizes the principal terms of an amendment or amendment and restatement to the Credit Agreement, dated as of January 24, 2014, as amended and restated by the Amendment Agreement dated as of September 30, 2014, by and among Endeavour International Holding B.V., END Finco LLC, as borrowers, Endeavour International Corporation, as Holdings, the guarantors party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the lenders party thereto (the “Existing Credit Agreement” and as amended by the proposed amendment or amendment and restatement contemplated herein, the “Credit Agreement”) and the other Credit Documents. The transaction contemplated herein is subject to the negotiation and execution of mutually acceptable definitive documentation. This term sheet does not include a description of all the relevant terms and conditions of the transaction contemplated herein. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to them in the Credit Agreement or the Settlement Agreement, as applicable.

EEUK CREDIT AGREEMENT AMENDMENT TERM SHEET

Guarantors:
The existing Guarantors (including the US Debtors (as
defined in the Credit Agreement) until the dissolution
thereof in connection with the Bankruptcy Cases) will
remain Guarantors of the Obligations. In connection with
the dissolution of the US Debtors, the Term Loan Agent
will not be required to provide an express release of the
US Debtors from their respective guarantees or collateral
documents supporting the Obligations unless the same
shall be provided by the holders of the applicable US
Notes.

Collateral:
Borrowers shall maintain, at all times, $12,000,000 in
cash in a deposit account in which the Collateral Agent
has a perfected first priority lien and sole dominion at
all times pursuant to a control agreement in form and
substance satisfactory to the Collateral Agent.
The liens on the existing Collateral will remain in place
securing the Obligations (subject in the case of the US
Debtors to the dissolution thereof in connection with the
Bankruptcy Cases).

Mandatory Prepayment:
The proceeds or consideration (i) from any Colorado Sale
Transaction or with respect to any Colorado Assets and
(ii) any Remaining U.S. Sale Transaction or with respect
to any Remaining U.S. Assets that, in each case, are
required to be applied to prepay the Loans pursuant to
the terms of the Settlement Agreement and the Asset
Purchase Agreement shall be so applied in the manner
required thereunder.

Financial Covenants:
Testing levels for the Consolidated Leverage Ratio
financial covenant will be reset at a 25% cushion to the
forecasted levels in the pro forma business plan approved
by a majority of the members of the Board of Directors of
NewCo, which majority shall include the independent
members and at least one member of the Board of Directors
selected by the Lenders (the “Approved Business Plan”).

The minimum asset coverage ratio covenant will be removed.
A covenant will be added limiting the capital
expenditures by NewCo and its Subsidiaries to levels set
at a 10% cushion to the forecasted levels in the Approved
Business Plan.

Intercompany Limitation:
The Credit Agreement shall be amended to provide that
NewCo, EIH and their respective subsidiaries shall not
make or cause to be made to the US Debtors, and the US
Debtors shall not accept, any distributions, dispositions
or other transfers of cash, assets or property from
NewCo, EIH and their respective subsidiaries except on
account of (i) any cash payments EEUK may owe to the US
Debtors under (A) that certain Services Agreement, dated
as of January 1, 2014, by and between EIC and EEUK or (B)
under that certain Services Agreement, dated as of
January 1, 2014, by and between EOC and EEUK; (ii)
reimbursements for the payment of insurance premiums and
other insurance-related costs EEUK may owe to the US
Debtors; (iii) any amounts necessary to fund the Wind
Down Expenses to the extent required pursuant to the
Settlement Agreement and the Asset Purchase Agreement or
(iv) amounts reasonably necessary in order to effectuate
the dissolution of EELux.
Further, the Credit Agreement shall be amended to provide
that EIH and its subsidiaries shall not make or cause to
be made to NewCo, and NewCo shall not accept, any
distributions, dispositions or other transfers of cash,
assets or property from EIH and its subsidiaries
(including, for the avoidance of doubt, any repayment
under the Inter-company Loan Agreement), subject to
limited exceptions to be agreed by the First Priority
Noteholders and the Required Lenders in the definitive
documentation for the amendment.

Restructuring Transactions:
The applicable covenants and events of default in the
Loan Documents will be amended to permit (i) the Colorado
Sale Transaction and the Remaining U.S. Sale Transaction
pursuant to the Sale Transaction, (ii) the dissolution of
the US Debtors upon or after the dismissal of the
Bankruptcy Cases, (iii) the consummation of the credit
bid, NewCo’s ownership of EIH and the other transactions,
in each case, contemplated by the Asset Purchase
Agreement, (iv) the cancellation of the US Notes, (v) the
conversion of the loans under the Inter-Company Loan
Agreement into notes, which shall have substantially the
same terms as the Inter-Company Agreement and remain
subordinated pursuant to the Subordination Agreement,
(vii) actions with respect to Luxco, including with
respect to the revolving loan facility agreement dated
January 23, 2008 between EIH and EELux (the “EIH
Intercompany Loan”) (which, in any event, shall remain
subordinated pursuant to the Subordination Agreement), to
be agreed, (viii) the transactions contemplated by the
Settlement Agreement and (ix) in the case of the each of
the foregoing, such other actions as are incidental
thereto. For the avoidance of doubt, upon dismissal of
the Bankruptcy Cases, the Restructuring Event (as defined
in the Credit Agreement) shall no longer be continuing
for purposes of the Credit Agreement.

Asset Sale:
The Asset Sale covenant will be amended to permit only
(a) the disposition of Purchased Assets (as defined in
the Asset Purchase Agreement) contemplated in the Asset
Purchase Agreement, (b) the Colorado Sale Transactions
and the Remaining U.S. Sale Transactions pursuant to the
Sale Transaction; (c) subject to the Intercompany
Limitation, disposition among the Credit Parties, and (d)
the disposition of any property or assets of EEUK and its
Subsidiaries, with the prior written consent of the
Required Lenders (other than asset sales in the ordinary
course of business as set forth in the Existing Credit
Agreement).

NewCo:	The Credit Agreement shall be amended to add a customary passive holding company covenant with respect to NewCo.

Subordination Agreement:
The Subordination Agreement shall be amended in a manner
to be agreed by the First Priority Noteholders and the
Required Lenders. NewCo shall become a subordinated
lender party to the Subordination Agreement, as amended.

Events of Default:
The cross default provision will be amended to waive any
event of default, after the dismissal of the Bankruptcy
Cases, as a result of the cross defaults with respect to
(i) the First Priority Notes, the Second Priority Notes,
the 5.5% Convertible Notes and 6.5% Convertible Notes and
(ii) the 7.5% Convertible Bonds and the EIH Intercompany
Loan, in each case of (i) and (ii), unless any
holder or lender of such indebtedness or any party in
interest commences or seeks remedies against NewCo, EIH,
EEUK or any of their respective Subsidiaries, to the
extent such action would result in certain adverse events
(such events to be agreed by the First Priority
Noteholders and the Required Lenders in the definitive
documentation for the amendment).

Voting:
In connection with any consent to any amendment,
waiver, modification or other action with respect to any
Credit Document, any Lender that is, at any time, a
holder of the Class B Shares (as defined in the Equity
Term Sheet to the Settlement Agreement) of NewCo or any
class of Equity Interests of NewCo into which such Class
B Shares are converted, or an affiliate of such holder (a
“Shareholder Lender”) shall be deemed to have voted their
interest in the same manner as Lenders holding more than
50% of the outstanding Loans (excluding the Loans held by
all Shareholder Lenders) have voted with respect to such
amendment, waiver, modification or other action except
with respect to (i) any amendments, waivers or
modifications that disproportionately affect the
Shareholder Lenders and (ii) other amendments, waivers or
modifications that the First Priority Noteholders and the
Required Lenders may agree in the definitive
documentation (it being understood and agreed that the
Required Lenders shall not be required to agree to
additional exceptions under this clause (ii)).

Equity:	Lenders shall receive Class A Shares and Warrants, each as defined and contemplated on the Equity Term Sheet to the Settlement Agreement.

Amendment Fee:
Each consenting lender, for its own account, shall
receive an amendment fee equal to 2.0% of the aggregate
principal amount of the Loans of such Lender, in which
0.5% is payable in cash and 1.5% is payable in kind.

[1]	For example, if the lenders under the EEUK Credit Agreement are obligated, in the aggregate, to pay $4.1 million in wind down expenses, such lenders would receive, in the aggregate, 112,922 Class A Shares. Further, if the lenders under the EEUK Credit Agreement are obligated, in the aggregate, to pay $4.2 million in wind down expenses, such lenders would receive, in the aggregate, 226,699 Class A Shares.